EXHIBIT 99.1

CORIXA CORPORATION

AND

MEDICIS PHARMACEUTICAL CORPORATION

DEVELOPMENT, COMMERCIALIZATION
AND
LICENSE AGREEMENT

Certain confidential information contained throughout this document, marked by “[***]” has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT

      This DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT, together with the exhibits attached hereto (the “Agreement”) is entered into as of August 15, 2000 (the “Execution Date”) by and between Corixa Corporation, a corporation organized and existing under the laws of Delaware and having its principal office at 1124 Columbia Street, Suite 200, Seattle, Washington 98104-2040 (“Corixa”), and Medicis Pharmaceutical Corporation, a corporation organized and existing under the laws of Delaware and having its principal office at 8125 North Hayden Road, Scottsdale, Arizona, 85258 (“Medicis”).

RECITALS

      WHEREAS, Corixa has scientific expertise, proprietary information and biological materials related to the development of materials that may lead to immune system-based therapy, or immunotherapy, products;

      WHEREAS, Medicis has expertise in developing and commercializing therapeutic products;

      WHEREAS, Corixa and Medicis desire to collaborate in the development and commercialization of immunotherapy products for the treatment of psoriasis in humans in the United States and Canada; and

      WHEREAS, subject to the terms and conditions of this Agreement, Corixa has agreed to grant to Medicis certain rights under intellectual property owned or otherwise controlled by Corixa in the United States and Canada relating to such products.

      NOW, THEREFORE, for and in consideration of the mutual observance of the covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS.

      For the purposes of this Agreement, the following words and phrases shall have the following meanings:

      1.1 “Additional Technology” shall have the meaning set forth in Section 4.1(e).

      1.2 “Affiliate” of an entity means, for so long as one of the following relationships is maintained, any corporation or other business entity owned by, owning, or under common ownership with a party to this Agreement to the extent of more than fifty percent (50%) of the equity (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity or any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to this Agreement.

      1.3 “Collaboration” shall mean the joint collaboration of Corixa and Medicis conducted in accordance with the Development and Commercialization Program pursuant to the terms of this Agreement.

      1.4 “Commercialization Steering Committee” shall have the meaning set forth in Section 3.2.

      1.5 “Confidential Information” shall have the meaning set forth in Section 12.3.

      1.6 “Corixa Inventions” shall have the meaning set forth in Section 10.

      1.7 “Corixa Know-How” shall mean all technical information, materials and know-how, including Corixa Inventions, except to the extent published or included in any patent application, solely or jointly owned or controlled by Corixa or which becomes owned or controlled by Corixa [***] that relates to the PVAC Technology and that Corixa has the ability to license, and shall include, without limitation, all [***].

      1.8 “Corixa Patents” shall mean, collectively, (a) all patent applications and patents identified on Exhibit A, (b) all patent applications and patents within the rights and licenses granted to Corixa pursuant to the Corixa Third Party Licensor Agreements during the term of this Agreement, and (c) all patent applications and patents that claim inventions or discoveries that are made, conceived, developed or reduced to practice solely by Corixa or jointly by Corixa and any Third Party prior to [***] to the extent in the case of such joint inventions and discoveries that Corixa has the right to grant rights and licenses thereunder on the terms and conditions hereof; to the extent that the patent applications and patents set forth in (a), (b) and (c) [***]. Included within the definition of Corixa Patents are any and all continuations, continuations-in-part (solely to the extent such continuation(s) in part contain(s) subject matter referred to in (i), (ii), (iii), (iv) or (v)), divisions, patents of addition, reissues, renewals and extensions, and any and all foreign counterparts, of any patent application or patent referred to in this Section 1.8. Corixa Patents shall not include any patent application or patent that is a patent application or patent within either the Medicis Patents or the Joint Patents.

      1.9 “Corixa Third Party Licensor Agreements” shall mean the certain agreements identified on Exhibit B, as amended from time to time in accordance with Section 17.4.

      1.10 “Corixa Third Party Collaboration Agreements” shall mean the certain agreements entered into by and between Corixa and the Third Party Partners, which agreements in existence as of the Effective Date are identified in Exhibit C and as amended from time to time.

      1.11 “Development and Commercialization Program” shall mean the program of activities to be conducted by each of Corixa and Medicis during the term of this Agreement as further described in Exhibit D.

      1.12 “Development Period” shall have the meaning set forth in Section 3.1.

      1.13 “Development Steering Committee” shall have the meaning set forth in Section 3.1.

      1.14 “Dissemination” shall have the meaning set forth in Section 12.6(b).

      1.15 “Effective Date” shall mean the date upon which all closing conditions have been met, as further described in Section 21.

      1.16 “FDA” shall mean the United States Food and Drug Administration and any successor entity.

      1.17 “First Commercial Sale” shall mean the first [***] sale of a Licensed Product by Medicis or an Affiliate of Medicis [***] of such Licensed Product in the Licensed Field in the Territory [***]. Sale of a Licensed Product by Medicis to an Affiliate of Medicis shall not constitute First Commercial Sale unless such Affiliate is the end user of the Licensed Product. Notwithstanding the above, in no event [***], be deemed First Commercial Sale.

      1.18 “Global Steering Committee” shall have the meaning set forth in Section 3.4.

      1.19 “HPB” shall mean the Canadian Health Protection Board and any successor entity.

      1.20 “Joint Inventions” shall have the meaning set forth in Section 10.

      1.21 “Joint Patents” shall mean all patent applications and patents that claim Joint Inventions to the extent that such patent applications and patents [***]. Included within the definition of Joint Patents are any and all continuations, continuations-in-part (solely to the extent such continuation(s) in part contain(s) subject matter referred to in (a), (b), (c), (d) or (e)), divisions, patents of addition, reissues, renewals and extensions, and any and all foreign counterparts, of any patent application or patent referred to in this Section 1.21. Joint Patents shall not include any patent application or patent that is a patent application or patent within either the Corixa Patents or the Medicis Patents.

      1.22 “Licensed Field” shall mean treatment or prevention of psoriasis in humans. The definition of Licensed Field may be expanded from time to time pursuant to Section 4.2.

      1.23 “Licensed Product” shall mean any product that incorporates any PVAC Technology, the manufacture, use, sale, import, distribution or other disposition of which, but for the rights and license granted hereunder, would infringe a Valid Claim.

      1.24 “Development Fee” shall have the meaning set forth in Section 6.2.

      1.25 “Medicis Inventions” shall have the meaning set forth in Section 10.

      1.26 “Medicis Know-How” shall mean all technical information, materials and know-how, including Medicis Inventions, except to the extent published or included in any patent application, solely or jointly owned or controlled by Medicis or which becomes owned or controlled by Medicis [***] that relates to the PVAC Technology and that Medicis has the ability to license, and shall include, without limitation, all [***].

      1.27 “Medicis Patents” shall mean all patent applications and patents that claim Medicis Inventions to the extent that such patent applications and patents [***]. Included with the definition of Medicis Patents are any and all continuations, continuations-in-part (solely to the extent such continuation(s) in part contain(s) subject matter referred to in (a), (b), (c) (d) or (e)), divisions, patents of addition, reissues, renewals and extensions, and any and all foreign counterparts, of any patent application or patent referred to in this Section 1.27. Medicis Patents shall not include any patent application or patent that is a patent application or patent within either the Corixa Patents or the Joint Patents.

      1.28 “Net Sales” shall mean the [***] amount [***] Medicis, its Affiliates or either of their Third Party sublicensee(s), as applicable, for the sale or other disposition to a Third Party of the Licensed Product and less amounts [***], such amounts determined in accordance with generally accepted accounting principles applied in a manner consistent with the past practices of Medicis related to such sale or other disposition, including:

            (a) [***]

            (b) [***];

provided, however, that in the event [***].

      1.29 “PVAC Technology” shall mean delipidated and deglycolipidated Mycobacterium vaccae or [***], and any formulations thereof.

      1.30 “Supply Agreement” shall mean the certain Supply Agreement entered into by and between Corixa and Medicis, effective as of Effective Date, the form of which is set forth in Exhibit E.

      1.31 “Territory” shall mean the United States and Canada and each of the territories, possessions and commonwealths of either of the foregoing.

      1.32 “Third Party(ies)” shall mean any party other than a party to this Agreement or an Affiliate of a party to this Agreement.

      1.33 “Third Party Partner(s)” shall have the meaning set forth in Section 12.1.

      1.34 “Valid Claim” shall mean a claim of an issued, unexpired patent included within the Corixa Patents or the Joint Patents that has not been (a) held invalid or unenforceable by a final decision of a court or governmental agency of competent jurisdiction, which decision is unappealable or was not appealed within the time allowed therefor, or (b) admitted in writing to be invalid or unenforceable by the holder(s) thereof by reissue, disclaimer or otherwise.

      1.35 Interpretive Rules. For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) defined terms include the plural as well as the singular (and vice versa) and the use of any gender shall be deemed to include the other gender; (b) references to “Sections,” subsections and “Exhibits,” without reference to a document, are to designated Sections and subsections of, and to designated Exhibits to, this Agreement; (c) unless otherwise set forth herein, the use of the term “including” means “including but not limited to”; and (d) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision within this Agreement.

2.	DEVELOPMENT AND COMMERCIALIZATION PROGRAM.

      2.1 Commencing on the Effective Date, the parties shall collaborate in the development and commercialization of the Licensed Product in the Licensed Field. The program of activities to be conducted by each of Corixa and Medicis during the term of the Agreement as set forth on Exhibit D to be attached hereto prior to the Effective Date (the “Development and Commercialization Program”), which may be reviewed no less often than on an annual basis by the Development Steering Committee or the Commercialization Steering Committee, as applicable, and, if necessary and appropriate, amended by the written agreement of the parties after recommendation by the Development Steering Committee or the Commercialization Steering Committee, as appropriate, effective upon the next anniversary of the Effective Date. The Development and Commercialization Program shall include a development plan setting forth the activities and timelines currently contemplated by the parties to be performed in developing the Licensed Products, as well as a description of each party’s responsibilities in connection with the development and commercialization of the Licensed Products. The timelines included in the Development and Commercialization Program may be modified from time to time by the Development Steering Committee or the Commercialization Steering Committee, as appropriate. The parties agree that the end goal of the Development and Commercialization Program shall be the expeditious clinical development and regulatory approval of the Licensed Products and optimization for successful commercialization as necessary for the import, manufacture, marketing and/or sale thereof in the Territory in the Licensed Field. No material deviation in the subject matter, scope and timeline of such Development and Commercialization Program shall be made without the written agreement of the parties.

      2.2 Subject to the terms and conditions of this Agreement, the parties acknowledge and agree that nothing in this Agreement shall restrict Corixa’s ability to conduct clinical trials of any nature related to the Licensed Products using good clinical practice either inside or outside of the Licensed Field at Corixa’s or any of its Third Party Partners’ own cost and expense, provided that [***]. Notwithstanding the foregoing, Corixa shall provide Medicis access to and permit use of clinical data and regulatory filings controlled by Corixa related to the Licensed Products in the Licensed Field, and shall also use reasonable best efforts to [***].

3.	STEERING COMMITTEES.

      3.1 The parties shall establish a Development Steering Committee (the “Development Steering Committee”) within thirty (30) days following the Effective Date. The Development Steering Committee shall exist during the period beginning on the Effective Date and ending on either the date of first regulatory approval of Licensed Product in the Licensed Field in the Territory or such later date as mutually agreed by writing by the parties (the “Development Period”). The Development Steering Committee shall consist of [***] members, [***] individuals appointed by Corixa and [***] individuals appointed by Medicis, and shall be chaired by an individual from [***]. The Development Steering Committee shall be responsible for matters that are reasonably proper and appropriate for joint consideration by Corixa and Medicis prior to regulatory approval of the Licensed Product in the Licensed Field in the Territory, [***]. In addition, the Development Steering Committee shall review the Development and Commercialization Program at least annually, implement any mutually agreeable modifications and make recommendations related to possible Development and Commercialization Program extensions and/or expansions to the respective senior management teams of each party. Such meetings shall take place no less frequently than every [***] alternatively in Seattle, Washington and Scottsdale, Arizona, or at such other location or by videoconference as may be determined by the Development Steering Committee. All actions by the Development Steering Committee shall require the approval by [***]. Any disputes that cannot be resolved by good faith discussion at the Development Steering Committee shall be subject to dispute resolution in accordance with Section 13.

      3.2 At least [***] prior to the anticipated date of regulatory approval of a Licensed Product, the parties shall establish a Commercialization Steering Committee (the “Commercialization Steering Committee”). The Commercialization Steering Committee shall exist until the expiration or earlier termination of this Agreement. The Commercialization Steering Committee shall consist of [***] members, [***] individuals appointed by Medicis and [***] individuals appointed by Corixa, and shall be chaired by an individual from [***]. The Commercialization Steering Committee shall be responsible for matters that are reasonably proper and appropriate for joint consideration by Corixa and Medicis relating to commercialization of the Licensed Products in the Licensed Field in the Territory, including, [***]. The Commercialization Steering Committee shall meet no less frequently than once every [***], alternatively in Seattle, Washington and Scottsdale, Arizona, or at such other location or by videoconference as may be determined by the Commercialization Steering Committee, to review and discuss the commercialization progress and plans with respect to the Licensed Product in the Licensed Field in the Territory. All actions by the Commercialization Steering Committee shall require the approval by [***]. Any disputes that cannot be resolved by good faith discussion at the Commercialization Steering Committee shall be subject to dispute resolution in accordance with Section 13.

      3.3 In connection with each meeting of the Development Steering Committee, Corixa shall provide Medicis written reports in a format to be agreed by Corixa and Medicis on Corixa’s progress in performing the Development and Commercialization Program, including reports on [***]. In addition, in connection with each meeting of the Development Steering Committee, Medicis shall provide Corixa with written reports in a format agreed by Corixa and Medicis on Medicis’ progress in performing the Development and Commercialization Program, including reports on [***] activities and any other activities directed to [***]. In conjunction with the meetings of the Commercialization Steering Committee, Medicis shall provide Corixa with semi-annual, written summary reports on the progress of commercialization, including activities and strategic literature related to [***]. In addition, in conjunction with the meetings of the Commercialization Steering Committee, Corixa shall provide Medicis semi-annual written reports covering [***]. All reports and data delivered by either party to the other hereunder shall be in sufficient detail to enable the party receiving such reports and data to determine the other party’s compliance with its diligence obligations under Section 8. In addition, all reports, data and information provided by either party to the other hereunder shall be subject to the confidentiality provisions of Section 12 of this Agreement.

      3.4 Corixa shall use [***] efforts to establish a steering committee to monitor and coordinate clinical and regulatory matters that are proper and appropriate for mutual consideration for the Licensed Product in the Licensed Field worldwide (the “Global Steering Committee”), to be comprised of Corixa, Medicis, Zenyaku Kogyo Co., Ltd. and any of Corixa’s additional Third Party Partners. The Global Steering Committee shall exist for the primary purpose of achieving efficient use of all parties’ clinical and regulatory resources in order to obtain regulatory approval throughout the respective territories as rapidly and efficiently as possible without compromising any partner’s existing rights and to coordinate effort in establishing and protecting intellectual property rights relating to the Licensed Products. In the event that such Global Steering Committee is established, it will determine the means by which it will accomplish such primary purpose and the guidelines by which it will operate including the term of its existence, which guidelines shall be consistent with the contractual obligations of the participating parties and applicable law. Medicis may participate in the Global Steering Committee during the Term to discuss the results of any clinical and regulatory activity with respect to the Licensed Product.

4.	LICENSE GRANTS; EXPANSION OF LICENSED FIELD; ADDITIONAL PRODUCT OPPORTUNITIES; BENEFITS OF CORIXA THIRD PARTY AGREEMENTS

      4.1 License.

            (a) Subject to the terms and conditions of this Agreement, Corixa hereby grants to Medicis an exclusive right and license under the Corixa Patents, the Joint Patents and the Corixa Know-How, together with a right to grant sublicenses in the Territory, to develop, make, have made, use, have used, sell, have sold, distribute, offer for sale, import and otherwise dispose of Licensed Products solely in the Licensed Field in the Territory.

            (b) Prior to the effective date of any sublicense granted by Medicis hereunder, Medicis shall provide Corixa [***]. Medicis agrees that any sublicense granted hereunder shall be subject to [***], and that any sublicensee shall comply with the terms of this Agreement.

            (c) Subject to the terms and conditions of this Agreement, and subject to [***], Medicis hereby grants to Corixa [***]. Corixa shall notify Medicis in writing [***].

            (d) Subject to the terms and conditions of this Agreement and, in addition, the Supply Agreement, Medicis hereby grants to Corixa an exclusive, royalty-free and payment-free right and license under the Corixa Patents, the Joint Patents and the Corixa Know-How to make and have made Licensed Products solely in the Licensed Field in the Territory.

            (e) During the term of this Agreement, if either Corixa or Medicis becomes aware of technology relating to the subject matter hereof that is held or otherwise controlled by a Third Party and, after analysis, believes that such technology may be useful or necessary to improve or optimize the product (but is not technology required in order to [***]) for the development and commercialization of Licensed Products (“Additional Technology”), Corixa or Medicis, as appropriate, shall present a description of such Additional Technology, along with a written report including the details of the analysis that led such party to its belief, to the other party through the Development Steering Committee or Commercialization Steering Committee, as applicable. The Development Steering Committee or Commercialization Steering Committee, as applicable, shall review such description and report and recommend whether a license to, or an acquisition of, any such Additional Technology should be made. In the event the Development Steering Committee or Commercialization Steering Committee, as applicable, recommends that a license to, or acquisition of, any such Additional Technology should be made, Corixa shall contact and initiate negotiations with such Third Party regarding the terms and conditions of agreement to license or acquire rights to such Additional Technology. In the event that [***] and, provided that [***], Medicis and Corixa shall [***] related thereto, including but not limited to [***]. Notwithstanding anything to the contrary in this Section 4.1 (e) but subject to Section 4.4, this Section shall not limit or otherwise restrict either party in procuring technology for its own account or for its licensing program with respect to Third Parties.

            (f) During the term of this Agreement, if either Corixa or Medicis becomes aware of technology relating to the subject matter hereof that is held or otherwise controlled by a Third Party and technology is required in order to [***] shall promptly use reasonable best efforts to obtain a license or acquire rights to such essential technology, with no additional cost or obligation to [***]. [***].

      4.2 Expansion of the Licensed Field. In the event that Corixa from time to time during the term of this Agreement obtains or otherwise has the rights necessary for Corixa to grant to Medicis rights and licenses related to PVAC Technology with respect to [***], Corixa shall provide Medicis prompt written notice thereof. Subject to Section 4.1(f), to the extent that such rights concern [***], such rights, upon [***] written notice [***], together with [***] of [***] related to obtaining such rights, shall be included within [***]. To the extent that such rights concern [***], Corixa and Medicis, upon Medicis’ written notice to Corixa, shall negotiate promptly and in good faith with respect to terms and conditions under which such rights may be included within the Licensed Field and the rights and licenses granted to Medicis hereunder, including [***]. In the event that Corixa and Medicis have not agreed upon the terms and conditions under which rights with respect to any [***] may be included within the Licensed Field and the rights and licenses granted to Medicis hereunder within [***] following the date of Medicis’ written notice to Corixa, both parties shall designate whether or not such product would be deemed a product that [***]. In the event that the parties agree that the opportunity is not a product that [***], Corixa shall [***]. In the event that the parties agree that the opportunity is a product that [***], Corixa may [***]. Notwithstanding the foregoing, Corixa agrees that any product resulting from such opportunity will be designed to [***].

      4.3 Opportunities in the Licensed Field Not Related to PVAC Technology. In the event that either party, at any time within [***], believes that it has additional product research, development and/or commercialization opportunities for additional product(s) potentially efficacious in the Licensed Field, [***], such party shall present such opportunity to the Development Steering Committee or Commercialization Steering Committee, as applicable. In the event the Development Steering Committee or Commercialization Steering Committee, as applicable, determines that any such opportunity should be pursued, the parties shall discuss in good faith [***]. In the event that one party agrees [***], such party may [***].

      4.4 Restrictions on the Parties. In the event the Development Steering Committee or Commercialization Steering Committee, or Medicis or Corixa as applicable, determines not to pursue any additional product opportunity presented pursuant to Section 4.1(e), 4.2 or 4.3, the party that presented such opportunity hereunder may pursue such opportunity on its own or with a Third Party so long as such opportunity is [***]. For purposes of this Section 4.3, [***]. In addition, even if the party pursuing such opportunity under this Section 4.4 [***], such party agrees that [***]. In the event that there is a dispute [***], the parties will hire an independent third party mutually acceptable to both parties [***].

      4.5 Acknowledgment of Third Party Covenants. Medicis acknowledges that the Licensed Products will incorporate technology that has been licensed to Corixa pursuant to the Corixa Third Party Licensor Agreements, and that the licenses, warranties, representations, and grants made by Corixa under this Agreement are subject to the terms and conditions of the Corixa Third Party Licensor Agreements as in effect on the Execution Date and as may be amended from time to time in accordance with the terms and conditions of this Agreement. [***].

5.	PAYMENTS.

      Medicis shall make the following payments to Corixa under this Agreement in U.S. dollars by wire transfer of immediately available funds:

      5.1 Up Front Payment. Medicis shall pay to Corixa [***], payable upon the Effective Date.

      5.2 Research and Development Funding. Medicis shall pay to Corixa research and development funding payments in the following amounts on the dates set forth below:

PAYMENT DATE	PAYMENT

(a) The Effective Date	$[***]

[***]	$[***]

      The payment amounts required to be made pursuant to Section 5.1 shall be [***] paid directly to Corixa when due and payable, [***].

      5.3 Milestone Payments. In addition to the amounts payable pursuant to Sections 5.1 and 5.2 above, Medicis also agrees to pay Corixa the following milestone payments within [***] following achievement of such milestone:

(a) DEVELOPMENT MILESTONE	PAYMENT

(i) [***]	$[***]

(ii) [***]	$[***]

(b) COMMERCIALIZATION MILESTONE	PAYMENT

(i) [***]	$[***]

(ii) [***]	$[***]

(iii) [***]	$[***]

The payments required to be made pursuant to this Section 5.3 shall be [***]. The payment pursuant to Section 5.3 (a)(i) may be [***]. [***].

6.	ROYALTY AND OTHER PAYMENTS.

      6.1 Royalties for Licensed Product. (a) Subject to the terms and conditions of this Agreement, Medicis shall pay to Corixa a royalty of [***]. Such royalty is [***] and in the event of a [***]. In the event that during the Term, the Licensed Products are only covered by Joint Patents and no Corixa Patents, the royalty during such period shall be [***].

            (b) In the event of the commercial sale in the Territory of one (1) or more product(s) containing [***], which product(s) has been [***], then the royalty rate in this Section 6.1 [***] shall be [***]. In the event [***] shall have the right to refer the matter to arbitration within [***] of written notice [***] .

            (c) In the event of the commercial sale in the Territory of one (1) or more product(s) containing [***], then the royalty rate in this Section 6.1 [***] shall be [***]. In the event [***] shall have the right to refer the matter to arbitration [***].

            (d) Notwithstanding anything in this Agreement to the contrary, the royalty reductions set forth in this Section 6.1 shall not [***].

      6.2 Continuing Research and Development Fee. Subject to the terms and conditions of this Agreement, Medicis shall pay to Corixa a fixed fee, set at [***].

      6.3 Currency. All amounts payable to Corixa under this Agreement shall be payable in United States dollars by wire transfer of immediately available funds to a bank account designated by Corixa. Any amounts invoiced and any amounts deducted in the determination of Net Sales during any calendar quarter corresponding to Canadian Dollars shall be translated at the end of such quarter into U.S. Dollars by using an average rate of exchange computed using the closing rate of exchange quoted by the Wall Street Journal (western edition) for purchase of U.S. Dollars with Canadian Dollars on the last day of such quarter plus the closing rate of exchange quoted by the Wall Street Journal (western edition) for purchase of U.S. Dollars with Canadian Dollars on the last day of the prior quarter and dividing by two (2).

      6.4 Withholding Tax. Medicis will make all payments made by Medicis under this Agreement after deduction of withholding tax (if any) imposed upon such payment. Medicis shall use reasonable commercial efforts to minimize such withholding taxes. If reasonably requested by Corixa, Medicis shall cooperate with Corixa regarding the characterization of payments made hereunder so that advantage may be taken of any and all benefits under any Canadian-US tax treaty to the extent that such cooperation does not materially affect Medicis.

7.	REPORTS, PAYMENTS AND ACCOUNTING.

      7.1 Payments and Reports.

            (a) During the term of this Agreement, Medicis agrees to make quarterly written reports (in a format set forth in Exhibit F), and the payments set forth in Section 6 to Corixa within [***] days after the close of each calendar quarter during the term of this Agreement. These reports shall show for such calendar quarter sales by Medicis, its Affiliates and sublicensees of Licensed Product, details of [***]. Concurrently with the making of each such report, Medicis shall make payment to Corixa of (i) amounts payable under Section 6 for the period covered by such report and (ii) all other amounts accrued under this Agreement that have not been previously reimbursed as required, unless otherwise provided hereunder.

            (b) During the term of this Agreement, Corixa agrees to submit to Medicis a detailed statement of account, together with copies of invoices received by Corixa, within [***] after the close of each calendar quarter for the [***] costs actually incurred by Corixa as a result of services provided to Corixa by professionals in connection with the filing, prosecution and maintenance of the Corixa Patents and Joint Patents in the Licensed Field in the Territory, including the costs and expenses of patent filings, during the term of this Agreement as set forth in Section 11.1.

      7.2 Termination Report. Medicis also agrees to make a written report (in a format, if any, reasonably specified by Corixa) [***] after the date on which Medicis, its Affiliates or sublicensees sell the last Licensed Product stating in such report the same information required for quarterly reports provided under Section 7.1 hereof.

      7.3 Accounting. Medicis agrees to keep clear, accurate and complete records for a period of at least [***] for each reporting period in which sales of Licensed Product occur showing sales and disposition thereof in sufficient detail to determine amounts payable pursuant to Section 6 hereof. Medicis further agrees to permit its books and records relating solely to the Licensed Products to be examined from time to time (but not more than once a year) by an independent accounting firm selected and paid by Corixa and reasonably satisfactory to Medicis. Such examination shall occur only on reasonable notice clearly stating the audit period to be examined by or on behalf of Corixa during regular business hours during the term of this

Agreement and for [***] thereafter, provided, however, that such examination shall not (i) be of records for more than the prior [***], (ii) take place more often than once a year and (iii) cover any records that date prior to the date of the last examination, or for longer than the period during which Medicis is required to keep such records and provided further that such accountants shall report to Corixa only as to the accuracy of the royalty statements and payments. Copies of such reports shall be supplied to Medicis. In the event that the report demonstrates that Medicis has underpaid Corixa, Medicis shall pay to Corixa the amount of such underpayment within [***] after receipt of a written request of Corixa and to the extent such underpayment is more than [***] of the royalty payments otherwise due for the audited period, Medicis shall reimburse Corixa for the reasonable expense of the audit or dispute such claim of underpayment and if necessary, initiate dispute resolution in accordance with Section 13 of this Agreement. In the event that the report demonstrates that Medicis has overpaid Corixa, Corixa shall pay to Medicis the amount of such overpayment within [***] after receipt of a written request of Medicis.

      7.4 Confidentiality of Reports. Each party agrees that the information set forth in (i) the reports required by Sections 7.1 and 7.2 and (ii) the records subject to examination under Section 7.3, shall be subject to Section 12 hereof and maintained in confidence by the receiving party and any independent accounting firm selected by such party, shall not be used by such party or such accounting firm for any purpose other than verification of the performance by the other party of its obligations hereunder, and shall not be disclosed by the receiving party or such accounting firm to any other person except for purposes of enforcing this Agreement.

      7.5 Late Payments. Any payment not paid hereunder when due shall bear interest from such due date at the rate of [***].

      7.6 R&D Credit. Medicis shall have the right to claim the R&D credit for [***].

8.	COMMERCIAL DEVELOPMENT.

      8.1 Diligence by Corixa. At Corixa’s sole expense, but subject to Medicis’ payment obligations under Section 5 and 6, Corixa shall use reasonable best efforts to (a) diligently undertake and complete clinical development of the Licensed Product, (b) obtain regulatory approval of the Licensed Product from the FDA and HPB and (c) manufacture the Licensed Product in the Territory in accordance with the Development and Commercialization Program, including the timelines set forth therein. [***]:

[***]	[***]		[***]

	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

		[***]	[***]	[***]	[***]

		[***]	[***]	[***]	[***]

      8.2 Diligence by Medicis. Medicis, [***] shall use [***] efforts to diligently undertake market development, commercial launch and sales and marketing activity for Licensed Product in the Licensed Field in the Territory in accordance with the Development and Commercialization Program, including the timelines set forth therein. Medicis shall use [***] efforts to [***].

      8.3 Level of Diligence to be Used by Medicis and Corixa. Each party shall use efforts to develop and commercialize Licensed Product in the Territory equivalent to those efforts applied by such party to its own internally-developed priority products.

9.	SUPPLY.

      Corixa shall provide Medicis with Licensed Product pursuant to the terms and conditions of a Supply Agreement in the form attached hereto as Exhibit E (the “Supply Agreement”) and in compliance with all applicable foreign, federal, state or local laws and regulations. Medicis shall use all materials provided to Medicis by Corixa hereunder or under the Supply Agreement in compliance with all applicable foreign, federal, state or local laws and regulations.

10.	INVENTIONS.

      Any and all ideas, inventions, discoveries, developments, designs, trade secrets, improvements, know-how, processes, procedures, techniques, formulae, computer programs, drawings and technology(ies), whether or not patentable, made, conceived, developed or reduced to practice solely by employees or agents of Corixa or jointly by employees or agents of Corixa and a Third Party or Corixa Affiliate other than an employee or agent of Medicis and which arise from the performance of the Development and Commercialization Program shall be owned by Corixa (collectively, “Corixa Inventions”). Any and all ideas, inventions, discoveries, developments, designs, trade secrets, improvements, know-how, processes, procedures, techniques, formulae, computer programs, drawings and technology(ies), whether or not patentable, made, conceived, developed or reduced to practice jointly by employees or agents of Corixa and Medicis and which arise from the performance of the Development and Commercialization Program shall be jointly owned by Corixa and Medicis and treated as joint inventions in accordance with United States patent laws (collectively, “Joint Inventions”). Any and all ideas, inventions, discoveries, developments, designs, trade secrets, improvements, know-how, processes, procedures, techniques, formulae, computer programs, drawings and technology(ies), whether or not patentable, made, conceived, developed or reduced to practice solely by employees or agents of Medicis or jointly by employees or agents of Medicis and a Third Party or Corixa Affiliate other than an employee or agent of Corixa and which arise from the performance of the Development and Commercialization Program shall be owned by Medicis (collectively, “Medicis Inventions”). Except as otherwise set forth in this Agreement, Medicis and Corixa shall retain their respective unrestricted rights to develop, make, have made, use, have used, sell, have sold, distribute, offer for sale, import and otherwise dispose of all such inventions and discoveries that are owned by them.

11.	PATENTS; PROSECUTION AND LITIGATION.

      11.1 Subject to the terms and conditions of this Agreement, Corixa shall control and be responsible for protecting, preparing, filing, prosecuting and maintaining all Corixa Patents and Joint Patents as provided in this Section 11 and shall do so using [***] efforts and in a timely manner, provided that Medicis shall have an opportunity to review and comment on all such matters. With respect to Joint Patents, patent counsel reasonably acceptable to Medicis shall be utilized. Corixa shall promptly disclose in writing to Medicis the complete texts of all Corixa Patents and Joint Patents as well as all information received concerning any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving any patent licensed herein. Corixa agrees to keep Medicis promptly and fully informed of the course of patent prosecution or other proceedings including by providing Medicis with copies of substantive communications, search reports and Third Party observations submitted to or received from patent offices. Medicis shall have the right to review all such pending applications, patents, substantive communications and other proceedings and make recommendations to Corixa concerning them and their conduct in the Territory. Corixa shall consider in good faith Medicis’ recommendations relating to such pending applications, patents, substantive communications and other proceedings and, with respect to Joint Patents, shall adopt and otherwise incorporate all such reasonable recommendations. Corixa and Medicis each shall treat all information disclosed to it by the other party under this Section 11 in accordance with Section 12. [***] in connection with the filing, prosecution and maintenance of the Corixa Patents and Joint Patents in the Licensed Field in the Territory during the term of this Agreement, and if Corixa determines [***]. All expenses to be paid or reimbursed [***] pursuant to this Section 11 shall be obligations that are separate and apart from other payment obligations described in this Agreement and shall be invoiced and paid separately.

      11.2 In the event Corixa decides to abandon any patent (including Corixa Patents) covered by this Agreement, [***]. [***]

      11.3 (a) In the event of the initiation of any suit by a Third Party against Corixa, Medicis or any Affiliate of either party for infringement of patent rights held by such Third Party or with respect to allegations of misappropriation of such Third Party’s trade secret information, in either case, either with respect to the exercise of rights within the subject matter of the Corixa Patents or the Joint Patents in the Licensed Field in the Territory, or with respect to the exercise of rights solely within the subject matter of either the Corixa Patents or the Joint Patents and the Medicis Patents in the Licensed Field in the Territory, the party sued shall promptly notify the other party in writing. Subject to any right to control the defense of such action retained by Corixa’s Third Party licensor with respect to the Corixa Patents, Corixa shall have the first right to defend such suit at its own expense. Medicis shall assist and cooperate with Corixa, and [***] in any such litigation, [***]. In the event that within ninety (90) days following the initiation of such a suit, Corixa has not taken any action regarding such suit, Medicis shall have the right, but not the obligation, to control such defense at [***] expense. In any such action controlled by Medicis, Corixa shall cooperate, and shall [***].

            (b) In the event of the initiation of any suit by a Third Party against Corixa, Medicis or any Affiliate of either for infringement of patent rights held by such Third Party or with respect to allegations of misappropriation of such Third Party’s trade secret information, in either case, with respect to the exercise of rights solely within the subject matter of the Medicis Patents in the Licensed Field in the Territory, the party sued shall promptly notify the other party in writing. Medicis shall have the first right to defend such suit at its own expense. Corixa shall assist and cooperate with Medicis in any such litigation, such cooperation to be at the expense of [***]. In the event that within ninety (90) days following the initiation of such a suit, Medicis has not taken any action regarding such suit, Corixa shall have the right, but not the obligation, to control such defense at [***] expense and Medicis shall cooperate with Corixa in connection therewith at [***] expense. [***].

      11.4 (a) In the event that Corixa or Medicis becomes aware of actual or threatened infringement of a patent covered by this Agreement either with respect to the Corixa Patents or the Joint Patents in the Licensed Field in the Territory, or with respect to either the Corixa Patents or the Joint Patents and the Medicis Patents in the Licensed Field in the Territory, or with respect to misappropriation of trade secret information owned or controlled by Corixa or jointly by Corixa and Medicis, that party shall promptly notify the other party in writing thereof. In connection with any such actual or threatened infringement or misappropriation in the Territory, subject to any right to control such action retained by Corixa’s Third Party licensor with respect to the Corixa Patents, Corixa shall have the first right but not the obligation to bring an infringement or misappropriation action against any alleged infringer at its sole cost and expense. Medicis shall assist and cooperate with Corixa, and [***] in any such litigation, [***]. In the event that within ninety (90) days following Corixa becoming aware of such actual or threatened infringement or misappropriation, Corixa has not taken any action regarding such actual or threatened infringement or misappropriation, Medicis shall have the right to control any such action against such actual or threatened infringement or misappropriation at Medicis' expense. In any such action controlled by Medicis, Corixa shall cooperate, and shall [***]. [***]

            (b) In the event that Corixa or Medicis becomes aware of actual or threatened infringement of a patent covered by this Agreement solely with respect to Medicis Patents in the Licensed Field in the Territory, or with respect to allegations of misappropriation of trade secret information owned or controlled by Medicis other than jointly with Corixa, that party shall promptly notify the other party in writing thereof. In connection with any such actual or threatened infringement or misappropriation in the Territory, Medicis shall have the first right but not the obligation to bring an infringement or misappropriation action against any alleged infringer at its sole cost and expense. Corixa shall assist and cooperate with Medicis in any such litigation, such cooperation to be at the expense of [***]. In the event that within ninety (90) days following Medicis becoming aware of such actual or threatened infringement or misappropriation, Medicis has not taken any action regarding such actual or threatened infringement, Corixa shall have the right to control any such action against such actual or threatened infringement or misappropriation at [***] expense.

[***].

            (c) In the event that Corixa or Medicis becomes aware of actual or threatened infringement of a patent covered by this Agreement with respect to the Licensed Product in the Licensed Field, or with respect to allegations of misappropriation of trade secret information, outside the Territory, that party shall promptly notify the other party in writing thereof. Corixa or Corixa’s Third Party licensor, if applicable, shall have the first right but not the obligation to bring an infringement or misappropriation action with respect to the foregoing at such party’s sole cost and expense, provided, however, that in connection with any such actual or threatened infringement of Medicis Patents or misappropriation of trade secret information outside the Territory, Medicis shall have the first right but not the obligation to bring an infringement or misappropriation action at its sole cost and expense. The party conducting such action shall have full control over its conduct, provided that [***]. Corixa shall assist and cooperate with Medicis in any such action at [***]. Medicis shall assist and cooperate with Corixa or Corixa’s Third Party licensor, if applicable, in any action controlled by Corixa’s or Corixa’s Third Party licensor, if applicable, at such controlling party’s request and expense. Notwithstanding the foregoing, in the event any actual or threatened infringement of any Medicis Patent(s) or misappropriation of trade secret information is [***].

      11.5 Any recovery with respect to the Corixa Patents or the Joint Patents that are the subject of an action pursuant to Section 11.3 or Section 11.4, in an amount in excess of expenses and related to an action involving activities in the Territory, shall be first applied to [***].

      11.6 The parties shall keep one another informed of the status of their respective activities regarding any litigation or settlement thereof concerning the Licensed Product. Each party shall execute all necessary and proper documents and take such actions as shall be appropriate to allow the other party(ies) to institute, prosecute and/or defend such actions. Notwithstanding anything herein to the contrary, Corixa and Medicis may determine to cooperate in connection with any action pursuant to Sections 11.3 or 11.4 and share the costs and expenses in connection therewith in a mutually agreed manner.

      11.7 CORIXA MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THOSE EXPRESSLY SET FORTH IN SECTION 17 BELOW

INCLUDING WITHOUT LIMITATION ANY WARRANTY OF NONINFRINGEMENT, PATENTABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      11.8 MEDICIS MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THOSE EXPRESSLY SET FORTH IN SECTION 17 BELOW INCLUDING WITHOUT LIMITATION ANY WARRANTY OF NONINFRINGEMENT, PATENTABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12.	CONFIDENTIALITY; PUBLICITY; PUBLICATIONS.

      12.1 Disclosure of Inventions. During the term of this Agreement, Corixa shall promptly disclose, and shall use [***] efforts to cause any Third Party(ies) that are Corixa’s partners with which Corixa has written agreements for the development and commercialization of Licensed Product (the “Third Party Partners”) to promptly disclose, to Medicis and/or supply Medicis in a timely fashion with all documented Corixa Know-How, all Corixa Patents and all relevant patent applications filed and/or controlled by Corixa or the Third Party Partner(s) and all inventions controlled by Corixa or the Third Party Partner(s) related to the Licensed Product in the Licensed Field, all such information to be deemed Confidential Information. During the term of this Agreement, Medicis shall promptly disclose to Corixa and/or supply Corixa in a timely fashion with all documented Medicis Know-How, Medicis Patents and all relevant patent applications filed and/or controlled by Medicis and all inventions controlled by Medicis related to the Licensed Product in the Licensed Field in the Territory, all such information to be deemed Confidential Information. In addition, each party shall provide the other party with all information that is reasonably necessary or useful for achieving the goals of the Development and Commercialization Program.

      12.2 Information to Governmental Agencies; Adverse Drug Events. The parties recognize that each may be required to submit information and file reports to various governmental agencies on compounds under clinical investigation, compounds proposed for marketing as drugs, or marketed drugs. In this regard, information must be submitted at the time of initial filing for investigational use in humans and at the time of a request for market approval of a new drug. In addition, supplemental information must be provided on compounds at periodic intervals and adverse drug experiences must be reported at more frequent intervals depending on the severity of the experience. Consequently, each party agrees to:

            (a) provide to the other party for initial and/or periodic submission to government agencies significant information on the Licensed Product from preclinical laboratory, animal toxicology and pharmacology studies, as well as adverse drug experience reports from clinical trials and commercial experiences with the Licensed Product;

            (b) in connection with investigational use of the Licensed Product, report to the other party within five (5) business days of the initial receipt of a report of any unexpected Grade 3 or 4 adverse event or serious adverse event with the Licensed Product or concurrently with the reporting of such experience to a regulatory agency, if sooner than five (5) business days, or sooner if required for any party to comply with regulatory requirements; and

            (c) in connection with commercial use of the Licensed Product, report to the other party within five (5) business days of the initial receipt of a report of any adverse experience with the Licensed Product that is serious and unexpected or sooner if required for any party to comply with regulatory requirements. Serious adverse experiences mean any experience that suggests a significant hazard, contraindication side-effect or precaution, or any experience that is fatal or life-threatening, is permanently disabling, requires or prolongs inpatient hospitalization, or is a congenital anomaly, cancer or overdose. An unexpected adverse experience is one not identified in nature, specificity, severity or frequency in the current investigator brochure or the United States labeling for the Licensed Product. Each party also agrees that if it contracts with a third party for research to be performed by such third party on the Licensed Product, that party agrees to require such third party to report to the contracting party the information set forth in subparagraphs (a), (b) and (c) above, and such contracting party shall provide this information to the other party.

      12.3 Confidential Information. During the term of this Agreement and for [***] thereafter, neither Corixa nor Medicis shall use or reveal or disclose to any Third Party any Confidential Information of the other party, without first obtaining the written consent of the other party, except as may be otherwise provided herein. “Confidential Information” shall mean any and all proprietary or confidential information of a party disclosed to the other party and all Corixa Know-How and Medicis Know-How. Obligations of nonuse and confidentiality set forth herein shall not apply to such Confidential Information that is or becomes a matter of public knowledge, or is already in the possession of the receiving party, or is disclosed to the receiving party by a Third Party having the right to do so, or is subsequently and independently developed by employees of the receiving party or Affiliates thereof who had no knowledge of the confidential information disclosed, or is required to be disclosed by or is necessary to comply with any law or regulation, including those related to governmental authorizations in the Licensed Field in the Territory, or necessary to file or prosecute patent applications concerning the PVAC Technology or the Licensed Products in the Licensed Field in the Territory, or to carry out any litigation concerning the PVAC Technology or the Licensed Product, provided that the receiving party only discloses that portion of Confidential Information required or necessary and uses reasonable best efforts to provide reasonable notice to allow the disclosing party to object to or seek protection for the disclosure, in each case as demonstrated by the receiving party to the reasonable satisfaction of the disclosing party. The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

      12.4 Permitted Disclosures. Nothing herein shall be construed as preventing Medicis from disclosing any Confidential Information received from Corixa to any Medicis Affiliate, or sublicensee or distributor of Medicis, provided such Affiliate is bound by similar confidentiality and nonuse obligations and such sublicensee or distributor has undertaken in writing a similar obligation of confidentiality and nonuse with respect to the Confidential Information, with

Corixa stated as a third-party beneficiary thereof. In addition, nothing herein shall be construed as preventing Corixa from disclosing any Confidential Information received from Medicis to any Corixa Affiliate, or sublicensee or distributor of Corixa, provided such Affiliate is bound by similar confidentiality and nonuse obligations and such sublicensee or distributor has undertaken in writing a similar obligation of confidentiality and nonuse with respect to the Confidential Information, with Medicis stated as a third-party beneficiary thereof.

      12.5 Bankruptcy Procedures. All Confidential Information disclosed by one party to the other shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this Agreement based on the insolvency or bankruptcy of or any other similar insolvency event with respect to such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (i) that Confidential Information received from the other party under this Agreement remains the property of the other party and (ii) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party’s Confidential Information and to insure that the court, other tribunal or appointee maintains such Confidential Information in confidence in accordance with the terms of this Agreement.

      12.6 Publicity.

            (a) The parties to this Agreement shall agree upon a joint disclosure of the nature, general terms and other agreed aspects of the Agreement in a joint press release. The wording of any press release must be agreed by both parties in advance of its release. Notwithstanding the foregoing, each party shall have the right to issue press releases, immediately and without prior consent of the other party, that disclose any information required by the rules and regulations of the Securities and Exchange Commission or similar federal, state or foreign authorities, as determined in good faith by independent legal counsel to the disclosing party; provided that, the disclosing party shall notify the other party of any such disclosure and the disclosing party shall seek confidential treatment of any information that the other party reasonably requests be maintained as confidential.

            (b) Neither party shall publish or provide public disclosure of Confidential Information or Inventions (a “Dissemination”) without at least [***] prior written notice of such planned publication or disclosure sent to the other party. In the event any such Dissemination is determined by the other party to be detrimental to its intellectual property position, the disseminating party shall delay such publication for a period sufficient, but in no event greater than an additional [***], to allow the other party to take the steps necessary to protect such intellectual property, including the filing of any patent applications and deletion of the other party’s Confidential Information. Notwithstanding the foregoing, either party shall have the right to disclose information immediately and without prior consent of the other party if such disclosure is required by the rules and regulations of the Securities and Exchange Commission or similar federal or state authority, as determined in good faith by independent legal counsel to the disclosing party, provided that the disclosing party shall notify the other party of any such disclosure and the disclosing party shall seek confidential treatment of any information that the other party reasonably requests be maintained as confidential.

13.	GOVERNING LAW; ARBITRATION.

      This Agreement shall be governed by the laws of the state of Delaware without regard to its or any other jurisdiction’s conflicts of law principles. Prior to engaging in any formal dispute resolution with respect to any dispute, controversy or claim arising out of or in relation to this Agreement or the breach, termination or invalidity thereof (each, a “Dispute”), the most senior executive officer having the right to represent the respective parties shall attempt for a period of not less than 30 days to resolve such Dispute. Any Dispute that cannot be settled amicably by agreement of the parties pursuant to the preceding sentence, shall be finally settled by arbitration in accordance with the arbitration rules of the American Arbitration Association, then in force, by one or more arbitrators appointed in accordance with said rules, provided that the appointed arbitrators shall have appropriate experience in the biopharmaceutical industry or pharmaceutical dermatological marketing and sales experience. The place of arbitration shall be Seattle, Washington if arbitration is initiated by Medicis and Scottsdale, Arizona if initiated by Corixa. The authority of the appointed arbitrators shall be limited to the application of the laws of the state of Delaware to the facts of the particular Dispute before the appointed arbitrators without regard to any other matter or fact not directly related to such Dispute including, for example, any amounts paid or payable pursuant to any provision of this Agreement other than the payment or non-payment of amounts that are the subject of such Dispute pursuant to the terms and conditions of a particular provision of this Agreement. The award rendered shall be final and binding upon both parties. The judgment rendered by the arbitrator(s) shall include costs of arbitration, reasonable attorneys’ fees and reasonable costs for any expert and other witnesses. Nothing in this Agreement shall be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute as necessary to protect either party’s name, proprietary information, trade secrets, know-how or any other proprietary rights. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be. All costs and expenses of the party that prevails in any arbitration conducted in accordance with this Section 13 shall be paid by the non-prevailing party. Notwithstanding anything to the contrary contained herein, matters pertaining to the scope, validity and/or enforceability of patents shall be governed by applicable federal law and any disputes relating thereto shall not be subject to arbitration in accordance with this Section 13.

14.	MISCELLANEOUS.

      14.1 Trademarks. Medicis shall own all United States and Canadian trademark(s) related to the Licensed Product in the Licensed Field, as may be expanded, (“Trademarks”). Medicis shall consult with Corixa prior to selecting such trademark(s) and shall consider in good faith Corixa’s comments related thereto. Notwithstanding the foregoing, Medicis shall mark all Licensed

Product commercialized by it with issued patent numbers identified in writing by Corixa and using Corixa’s “Powered by Corixa” trademark and logo, in each case in commercially reasonable compliance with Corixa’s patent marking and trademark usage policies as provided to Medicis. In the event that this Agreement is terminated by Corixa as a result of Medicis’ uncured material breach of this Agreement, all trademarks owned or controlled by Medicis relating solely to Licensed Products shall be licensed promptly to Corixa in accordance with Section 19.5.

      14.2 Force Majeure. If the performance by either party of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of acts of God; acts, regulations, orders, decrees or laws of any government or agency thereof that are not due to or caused by any action or inaction of the party claiming the benefit of force majeure where such action or inaction is in violation of such party’s obligations under the Agreement or applicable laws; war; civil commotion; damage to or destruction of facilities; labor disturbances; epidemic; and failure of public utilities or common carriers, the party so affected shall, upon giving written notice to the other party, be excused from such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modifications of the terms of this Agreement may be required in order to arrive at an equitable solution

      14.3 Severability.

            (a) In the event any portion of this Agreement shall be held illegal, void or ineffective, such portion shall be severed from this Agreement and the remaining portions hereof shall remain in full force and effect, provided that no such severance shall be effective if it materially changes the economic benefit of this Agreement to either Corixa or Medicis. In the event that any portion of this Agreement is held illegal, void or ineffective and severance of such portion would materially change the economic benefit of this Agreement to either Corixa or Medicis, Corixa and Medicis shall modify such portion in accordance with Section 14.4 to obtain a legal, valid and effective portion and provide an economic benefit to Corixa and Medicis that most nearly effects Corixa’s and Medicis’ intent in entering into this Agreement.

            (b) If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

      14.4 Entire Agreement. This Agreement, including all Exhibits hereto, entered into as of the date first written above, together with the Supply Agreement, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings except that with respect to the period before the Execution Date of this Agreement, confidentiality issues between the parties shall be governed by the Confidential

Information and Non Disclosure Agreement dated as of July 23, 1999, as amended June 21, 2000 (the “Confidentiality Agreement”). No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may mutually amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

15.	NOTICES.

      15.1 Any notice required or permitted under this Agreement shall be deemed given if delivered by facsimile transmission (receipt verified) and at least one other means selected from the group consisting of (i) personally, (ii) by registered or certified mail (return receipt requested), postage prepaid, or (iii) sent by express courier service (receipt verified), to the following addresses of the parties:

If to Corixa:

Corixa Corporation
1124 Columbia Street, Suite 200
Seattle, WA 98104-2040
Attention: Chief Operating Officer
with a copy to General Counsel
Telephone: (206) 754-5711
Facsimile: (206) 754-5994

If to Medicis:

      Medicis Pharmaceutical Corporation
      8125 North Hayden Road
      Scottsdale, AZ 85258-2463
      Attention: Chief Executive Officer
      with a copy to General Counsel
      Telephone: (602) 808-8800

      Facsimile: (602) 808-0822

      15.2 Any notice required or permitted to be given pursuant to this Agreement shall be effective upon actual or verified receipt by Corixa or Medicis, as the case may be.

16.	ASSIGNMENT.

      Neither this Agreement nor any interest hereunder shall be assignable by either party without the written consent of the other, provided, however, that either party may assign this Agreement to any of such party’s Affiliates or to any corporation or other entity with which such party may merge or consolidate, or to any corporation or other entity to which such party may transfer all of such party’s assets, without obtaining the consent of the other party. Transfer in contravention of this Section 16 shall be considered a material breach of this Agreement pursuant to Section 18.2 below. Subject to other provisions of this Section 16, all rights and obligations under this Agreement shall be binding upon and inure to the benefit of the successors in interest of the respective parties, provided that (a) the assigning party remains liable under the Confidentiality Agreement and the confidentiality and non-disclosure obligations of Section 12 of this Agreement, and (b) the assignee or surviving entity assumes in writing all of the assigning party’s obligations under this Agreement. Any assignment in violation of the foregoing shall be null and void.

17.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

      17.1 Each party hereby represents and warrants that it has the right, power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements relating to the transaction contemplated under this Agreement (the “Transaction Documents”).

      17.2 Each party hereby represents that this Agreement and the other Transaction Documents are a legal and valid obligation binding upon such party and enforceable against such party in accordance with their respective terms. The execution and delivery of this Agreement and the other Transaction Documents does not, and the consummation of the transaction contemplated hereby will not, violate, conflict with or result in a breach of any provision of or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon, the patent rights and know-how licensed hereunder.

      17.3 Corixa hereby represents and warrants that:

            (i) Exhibit A sets forth a complete list of all patents and patent applications that are owned or controlled by Corixa as of the Effective Date that are necessary [***] exercise of the rights and licenses granted by Corixa to Medicis hereunder;

            (ii) Corixa owns, or has the right, power and authority to license to Medicis on the terms and conditions of this Agreement, the Corixa Patents and Corixa Know-How free and clear of any liens, restrictions on use or encumbrances of any nature whatsoever;

            (iii) Corixa has not admitted in writing that any claim of an issued, unexpired patent included within the Corixa Patents is invalid or unenforceable by the holder thereof by reissue, disclaimer or otherwise;

            (iv) Corixa has [***];

            (v) Corixa has not granted to any Third Party or Corixa Affiliate any rights that conflict with [***] the rights granted by Corixa to Medicis under this Agreement;

            (vi) To the best of Corixa’s knowledge, the Corixa Patents are valid and enforceable and the manufacture, sale or use of the Licensed Product on the terms and conditions of this Agreement would not, if sold on the date hereof, infringe any patent rights of any Third Party or Corixa Affiliate [***];

            (vii) As of the Effective Date, no patent or patent application within the Corixa Patents is involved in or, to the best of Corixa’s knowledge, is threatened to be involved in, [***];

            (viii) Corixa has disclosed to Medicis all patent applications of which Corixa is aware as of the Effective Date, that cover [***];

            (ix) To the best of Corixa’s knowledge, no Corixa Patent infringes or has been alleged to infringe any patent or other proprietary right of any Third Party or Corixa Affiliate, [***];

            (x) Exhibit B sets forth all of the agreements entered into by Corixa with a third party as of the Effective Date pursuant to which Corixa has acquired intellectual property included in the Corixa Patents or the Corixa Know-How (“Corixa Third Party License Agreements”) that are necessary [***];

            (xi) Exhibit C sets forth all of the agreements entered into by Corixa with a Third Party or Corixa Affiliate as of the Effective Date pursuant to which Corixa has licensed the Corixa Patents or the Corixa Know-How (“Corixa Third Party Collaboration Agreements”);

            (xii) Each of the agreements listed in Exhibit B is [***];

            (xiii) [***].

      17.4 Corixa hereby covenants that:

            (i) Corixa will [***];

            (ii) Corixa will [***];

            (iii) Except in accordance with the terms of this Agreement, Corixa will not [***];

            (iv) Corixa will [***];

            (v) Corixa will not grant during the term of this Agreement to any third party any rights that conflict with the rights granted by Corixa to Medicis under this Agreement;

            (vi) Corixa will [***]; and

            (vii) Corixa will take all actions which it considers reasonably necessary to [***].

      17.5 Medicis hereby represents and warrants that it is not subject to any obligations that would prevent it from entering into or performing its obligations under this Agreement.

      17.6 Medicis hereby covenants that Medicis is aware of and will comply with the Sections of the Corixa Third Party Licensor Agreements as agreed to in good faith in writing by the parties prior to the Effective Date.

      17.7 LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES SUFFERED BY THE OTHER PARTY ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE AGGRIEVED PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

18.	TERM AND TERMINATION.

      18.1 Unless otherwise terminated in accordance with the terms and conditions set forth in this Section 18, this Agreement shall expire upon the earlier of (i) the expiration, lapse or invalidation of the last to expire of the Corixa Patents and the Joint Patents in the Territory or (ii) the lapse or termination of Medicis’ obligation to pay royalties hereunder other than royalty payments payable by Medicis pursuant to Section 19.4.

      18.2 This Agreement may not be terminated by either party except in accordance with the following:

            (a) If either party is in material breach of any material provision of this Agreement and if such breach is not cured within [***] (or in the case of non-payment of money under Sections 5.1, 5.2, 5.3, 6.1 and 6.2 if such payment obligation is not in dispute, [***] after receiving written notice from the other party with respect to such breach, the non-breaching party shall have the right to terminate this Agreement by giving [***] prior written notice to the party in breach. The parties agree and acknowledge that any breach by Medicis or Corixa of Section 8 and Sections 17.1 to 17.6 shall be deemed to be a material breach of a material provision of this Agreement.

            (b) To the extent permitted by applicable law, either party may terminate this Agreement if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of the United States or of any individual state or foreign country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver of trustee of the party or of its assets or for any other similar proceedings, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any of such insolvency proceeding, and such petition shall not be dismissed with sixty (60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors, or if the other party’s license, registration, approval or the like granted by any official or governmental agency is rescinded, canceled or suspended.

      18.3 At any time after the expiration of the [***] anniversary of the Effective Date, Medicis shall have the right to elect to terminate this Agreement with [***] prior written notice to Corixa or by mutual agreement. [***].

19.	RIGHTS AND OBLIGATIONS OF THE PARTIES UPON EXPIRATION OR TERMINATION.

      19.1 Following expiration of this Agreement in accordance with Section 18.1, subject to the terms and conditions of the Corixa Third Party Licensor Agreements, Medicis shall have a nonexclusive, perpetual, fully-paid, royalty-free right and license under the Corixa Patents, the Joint Patents and the Corixa Know-How. [***].

      19.2 Subject to the terms of this Agreement, upon termination of this Agreement Corixa shall have the right to retain any sums previously paid by Medicis hereunder, and Medicis shall pay all sums accrued hereunder that are due as of the date of termination. For the avoidance of doubt, as of the date of termination Medicis shall not be liable for any sums that would have been due and payable under this Agreement after the date of termination, except as otherwise set forth in Section 19.3.

      19.3 Upon termination of this Agreement other than for Medicis’ uncured material breach, Medicis shall notify Corixa of the amount of Licensed Product Medicis and its Affiliates, sublicensees and distributors then have on hand, the sale of which would be subject to the payment of royalties pursuant to Section 6.1, and Medicis and its Affiliates, sublicensees and distributors thereupon shall be permitted to sell such amount of Licensed Product, provided that Medicis shall pay to Corixa such amounts payable thereon at such time as herein provided.

      19.4 In the event that Medicis terminates this Agreement pursuant to Section 18.2 as a result of Corixa’s uncured material breach, then, subject to Medicis having paid to Corixa all amounts payable to Corixa hereunder as of the date of breach, (i) all rights and licenses granted to Corixa pursuant to this Agreement with respect to the Licensed Product, including, without limitation, rights and licenses granted to Corixa to all Medicis Patents, Joint Patents and Medicis Know-How, shall revert to Medicis and Corixa shall retain no license rights therein, provided that any sublicenses thereunder granted by Corixa to any Third Party shall remain in effect as between Medicis and such Third Party; (ii) during the period which is the lesser of either the period of [***], Medicis shall have [***], and after such [***], Medicis shall have [***]; (iii) Corixa shall use good faith efforts and cooperate with Medicis to transfer Corixa’s product registration rights to Medicis, (iv) subject to [***], Medicis shall have [***], and (iv) each party shall retain its respective rights [***], except as provided for by applicable law, provided that the parties agree to cooperate with each other with respect to any patenting activities related to such [***]. In the event either party wants to obtain a license to the other party’s interest in [***]. In addition, Corixa hereby agrees that in the event of any such termination, unless [***] or [***], Corixa will [***].

      19.5 In the event that Corixa terminates this Agreement pursuant to Section 18.2 as a result of Medicis’ uncured material breach, then (i) all rights and licenses granted to Medicis pursuant to this Agreement with respect to the Licensed Product, including, without limitation, rights and licenses granted to Medicis to all Corixa Patents, Joint Patents and Corixa Know-How, shall revert to Corixa and Medicis shall retain no license rights therein; provided that any sublicenses thereunder granted by Medicis to any Third Party shall remain in effect as between Corixa and such Third Party, (ii) during the [***], Corixa shall have [***], and after such [***] as provided herein, Corixa shall have [***]; (iii) Medicis shall use good faith efforts and cooperate with Corixa to transfer Medicis’s product registration rights to Corixa, (iv) subject to [***], Corixa shall have [***], and (v) each party shall retain its respective rights in [***], except as provided for by applicable law, provided that the parties agree to cooperate with each other with respect to any patenting activities related to such [***]. In the event either party wants to obtain a license to the other party’s interest in such [***]. In addition, Medicis hereby agrees that in the event of any such termination, unless [***] or [***], Medicis will [***].

      19.6 Expiration or termination of this Agreement shall not relieve either party of its obligations incurred prior to such expiration or termination. In addition, Sections 1, 6.4, 7, 11.7, 11.8, 12, 13, 14.1, 19 and 20 shall survive expiration or any termination of this Agreement.

      19.7 In the event that this Agreement is terminated pursuant to Section 18.3, then (i) all rights and licenses granted to Corixa and Medicis pursuant to this Agreement with respect to the licensed patents shall revert to the respective licensors and the respective licensees under this Agreement shall retain no license rights therein, (ii) Joint Patents shall be jointly owned in accordance with United States patent laws and each party’s right, title and interest therein shall be in accordance therewith; and (iii) Medicis and Corixa agree to [***].

20.	INDEMNIFICATION.

      20.1 Subject to Section 20.2 hereof, from and after the Effective Date, except as otherwise herein specifically provided, each of the parties hereto shall defend, indemnify and hold harmless the other party and its Affiliates, successors and assigns, sublicensees and their respective officers, directors, shareholders, partners and employees from and against all losses, damage, liability and expense including legal fees but excluding punitive or consequential damages (including lost profits) (“Damages”) incurred thereby or caused thereto arising out of or relating to (i) any breach or violation of, or failure to properly perform, any covenant or agreement made by such Indemnifying Party (as defined in Section 20.2) in this Agreement, unless waived in writing by the Indemnified Party (as defined in Section 20.2); (ii) any breach of any of the representations or warranties made by such Indemnifying Party in this Agreement; or (iii) the gross negligence or willful misconduct of the Indemnifying Party; provided, however, that this subsection (iii) shall not apply to the extent such Damages are attributable to the gross negligence or willful misconduct of the Indemnified Party. In addition to any other rights Medicis may have at law or in equity, Corixa shall indemnify, defend and hold harmless Medicis and its Affiliates, successors and assigns, sublicensees and their respective officers, directors, shareholders, partners and employees from and against all losses, damage, liability and expense including legal fees which the indemnified party may incur, suffer or be required to pay resulting from or arising out of: [***].

      20.2 If either Medicis or Corixa, or any Affiliate of Medicis or Corixa (in each case an “Indemnified Party”), receives any written claim which it believes is the subject of indemnity hereunder by either Corixa or Medicis, as the case may be (in each case an “Indemnifying Party”), the Indemnified Party shall, as soon as reasonably practicable after forming such belief, give notice thereof to the Indemnifying Party, including full particulars of such claim to the extent known to the Indemnified Party; provided, however, that the failure to give timely notice to the Indemnifying Party as contemplated hereby shall not release the Indemnifying Party from any liability to the Indemnified Party other than any liabilities caused by such failure. The Indemnifying Party shall have the right, by prompt notice to the Indemnified Party, to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and at the cost of the Indemnifying Party. If the Indemnifying Party does not so assume the defense of such claim, the Indemnified Party may assume such defense with counsel of its choice at the sole expense of the Indemnifying Party. If the Indemnifying Party so assumes such defense, the Indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be borne solely by the Indemnified Party.

      20.3 The party not assuming the defense of any such claim shall render all reasonable assistance to the party assuming such defense, and all out-of-pocket costs of such assistance shall be borne solely by the Indemnifying Party.

      20.4 No such claim shall be settled other than by the party defending the same, and then only with the consent of the other party, which shall not be unreasonably withheld; provided, however, that the Indemnified Party shall have no obligation to consent to any settlement of any such claim which imposes on the Indemnified Party any liability or obligation which cannot be assumed and performed in full by the Indemnifying Party.

21.	CLOSING.

      21.1 The consummation of the transactions contemplated herein (the “Closing”) shall take place within five (5) business days of satisfaction of the conditions set forth in Section 21.2, or at such other date and time as mutually agreed to by the parties (the “Effective Date”).

      21.2 The effectiveness of this Agreement shall be subject to the following conditions:

            (a) Corixa shall have received any consents or approvals required under the Corixa Third Party License Agreements to enter into the transaction contemplated hereby, in form and substance reasonably satisfactory to Medicis;

            (b) The parties hereto shall use reasonable best efforts to have made any filing deemed to be required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”), no later than August 25, 2000, the filing fee of which will be [***], and any waiting period under the HSR Act to effect the transactions contemplated hereby shall have expired or been earlier terminated; and

            (c) Neither Medicis nor Corixa shall have suffered a “Material Adverse Event” prior to the Effective Date. For purposes hereto, a Material Adverse Event shall mean an event which has had a material adverse effect on the business, assets or financial condition of the other party or for Medicis, a material adverse effect on the Licensed Products, the Corixa Patents or the Corixa Know-How.

[Signature page follows]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

CORIXA CORPORATION		MEDICIS PHARMACEUTICAL CORPORATION

By:	/s/ Steven Gillis	By:	/s/ Mark A. Prygocki

	Name: Steven Gillis, Ph.D.		Name: Mark A. Prygocki, Sr.
	Title: Chairman and Chief Executive Officer		Title: Chief Financial Officer

SIGNATURE PAGE TO THE MEDICIS DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT